As filed with the Securities and Exchange Commission on October 31, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIRXPANDERS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3841	20-2555438
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3047 Orchard Parkway

San Jose, CA 95134

(650) 390-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Francis P. Grillo

3047 Orchard Parkway

San Jose, CA 95134

(650) 390-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A Common Stock, par value $0.001 per share	20,441,183	$0.14	$2,861,765.62	$346.85

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s CHESS Depositary Instruments (CDIs) as reported on the Australian Securities Exchange on October 26, 2018 (Australian time), which average has been adjusted to account for conversion of CDIs into shares of common stock at a conversion ratio of three CDIs per share of common stock, and converted into U.S. dollars based on an exchange rate of $0.7034 per A$1.00.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

(NOT PART OF THE PROSPECTUS)

AirXpander's Class A Common Stock (“common stock”) is publicly traded on the Australian Securities Exchange, or ASX, under the ticker “AXP”, in the form of CHESS Depositary Interests, or CDIs. CDIs are units of beneficial ownership in shares of common stock held by CHESS Depositary Nominees Pty Limited, or CDN, a wholly-owned subsidiary of ASX Limited, the company that operates the ASX. The CDIs entitle holders to dividends, if any, and other rights economically equivalent to shares of common stock on a 3-for-1 basis, including the right to attend stockholders’ meetings. The CDIs are also convertible at the option of the holders into shares of common stock on a 3-for-1 basis, such that for every three CDIs converted, a holder will receive one share of common stock. CDN, as the stockholder of record, will vote the underlying shares in accordance with the directions of the CDI holders.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2018

PROSPECTUS

20,441,183 Shares

AIRXPANDERS, INC.

Common Stock

This prospectus relates to the disposition from time to time of up to 20,441,183 shares of our common stock, which are held by the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. AirXpander's Class A Common Stock (“common stock”) is publicly traded on the Australian Securities Exchange, or ASX, under the ticker “AXP”, in the form of CHESS Depositary Interests, or CDIs. CDIs convert into shares of our common stock at a ratio of three CDIs for each share of common stock. On October 30, 2018 (Australian time), the last reported sale price of our CDIs on the Australian Securities Exchange was A$0.067, which is the equivalent of US$0.14 per share of our common stock (based upon an exchange rate of US$0.7085 per A$1.00).

The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 8 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of common stock under this prospectus.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties included herein under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in any amendment or supplements to this prospectus, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus, and in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or SEC. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the common stock being offered.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “AirXpanders,” “company” and similar designations refer, collectively, to AirXpanders, Inc., a Delaware corporation.

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus and may not contain all of the information that is important to you. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the risks and uncertainties included herein under the heading “Risk Factors” beginning on page 2 in this prospectus and incorporated by reference from our most recent Quarterly Report on Form 10-Q, and in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, before making an investment decision.

Company Overview

AirXpanders is a U.S. based medical device company whose principal business is to design, manufacture, sell and distribute medical devices used in two-stage breast reconstruction procedures following mastectomy. Our AeroForm Tissue Expander System (AeroForm) is a needle-free, patient-controlled tissue expander used in patients undergoing two-stage breast reconstruction following mastectomy prior to the insertion of a breast implant. AeroForm was granted its first CE mark in Europe in October 2012, was approved by Australia’s Therapeutic Goods Administration, or TGA, in Australia in October 2013, commenced its initial marketing release of AeroForm in Australia in January 2015, was granted its U.S. Food and Drug Administration, or FDA, de novo marketing authorization in December 2016 (as a Class II medical device), and commenced its initial marketing release of AeroForm in the U.S. in January 2017. After we received FDA de novo clearance for AeroForm, we submitted a 510(k) application for a materials change related to enhanced film material. This 510(k) was cleared by the FDA in April 2017. To date, we have been primarily engaged in developing and launching our initial product technology, completing clinical trials, building the manufacturing infrastructure to support commercialization efforts, recruiting key personnel and raising capital.

Risks Associated with our Business

Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

•

We will need additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, or eliminate planned activities or may result in our inability to operate as a going concern;

•	We have a history of net losses and we may never achieve or maintain profitability;
•

If we fail to comply with the covenants and other obligations under our security and loan agreement, the lender may be able to accelerate amounts owed under the facility and may foreclose upon the assets securing our obligations;

•	Our business model will depend solely on the success of AeroForm for breast reconstruction procedures; and
•	We are dependent on the acceptance, promotion and safe usage of AeroForm by surgeons and their patients.

Corporate Information

AirXpanders was incorporated in Delaware in 2005 and is headquartered in San Jose, California. We have been publicly traded since 2015 (ASX: AXP). Our principal executive offices are located at 3047 Orchard Parkway, San Jose, CA, 95134; and our telephone number is +1 (650) 390-9000. Our website is located at www.airxpanders.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

We are an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	omitted compensation discussion and analysis;

•	no requirement that we solicit non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We intend to take advantage of the reduced disclosure obligations. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can elect to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption to take advantage of the extended transition period for complying with new or revised accounting standards.

We could remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period and (iv)December 31, 2022.. At this time we expect to remain an “emerging growth company” for the foreseeable future.

We also qualify as a “smaller reporting company” and thus has the advantage of not being required to provide the same level of disclosure as larger public companies.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 20,441,183 shares of our Class A Common Stock (“common stock”). On August 2, 2018, we entered into a Class A Common Stock Purchase Agreement (the “Purchase Agreement”) with certain funds affiliated with Vivo Ventures and Mr. Barry Cheskin, a member of our board of directors, pursuant to which we agreed to issue and sell an aggregate of 20,441,183 shares (equivalent to 61,323,549 CDIs) at a purchase price of US$0.167 per share (the “Private Placement”).

On August 30, 2018, we issued 20,142,123 shares to the Vivo Ventures Fund at initial closing of the Private Placement. On October 25, 2018, we issued 299,060 shares to Mr. Cheskin at second closing of the Private Placement, following receipt of stockholder approval to the issue of the shares to Mr. Cheskin as required by the ASX Listing Rules.

We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares issued to the selling stockholders pursuant to the Purchase Agreement , and when we refer to selling stockholders in this prospectus, we are referring to the purchasers under the Purchase Agreement, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on October 31, 2018, and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any free writing prospectus we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus that we subsequently file with the SEC will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in or incorporated by reference into this prospectus regarding future operating or financial performance, business strategies, technology developments, financing and investment plans, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition, involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Some of the factors that we believe could affect our results include:

•	the U.S. commercial market acceptance and U.S. sales of our product;

•	our ability or the ability of third-party contract manufacturer to build our product in sufficient quantities or at required quality standards to satisfy anticipated demand;

•	our ability to manufacture our product at a lower cost in order to generate positive gross margins;

•	our expectations with respect to our ability to further commercialize our product in other markets;

•	our ability to develop and commercialize new products including our ability to obtain or maintain reimbursement for our current or new products;

•	our expectations with respect to future regulatory submissions and approvals; and

•	our expectations with respect to the integrity or capabilities of our intellectual property positions.

While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on October 31, 2018, and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that we file after the date hereof and are incorporated by reference into this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus. We will receive no proceeds from sales of the common stock sold pursuant to this prospectus.

DIVIDEND POLICY

Through September 30, 2018, and during 2017, 2016 and 2015 we did not declare or pay any dividends on our common stock and do not currently anticipate declaring or paying dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of the Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that the Board may deem relevant.

A loan and security agreement with Oxford Finance LLC prohibits us from paying any dividends without prior written consent.

MARKET INFORMATION

Our CDIs, each representing one-third of one share of our Class A Common Stock, have been listed on the Australian Securities Exchange (ASX) under the trading symbol “AXP” since June 22, 2015. Prior to such time there was no public market for our securities. There is no principal market in the U.S. for our CDIs or shares of our common stock. As of October 26, 2018, there were 1,998 holders of record of our common stock. This number does not include the number of persons or entities who hold stock in nominee or street name through various brokerage firms, banks and other nominees. On October 26, 2018 (Australian Eastern Standard time), the last closing sale price reported on the ASX for our CDIs was A$0.068 per CDI.

Our high and low sales prices on the ASX for the respective periods are shown below, both in Australian dollars per CDI and in U.S. dollars per share of common stock. All currency conversions are based on the prevailing Australian dollar to U.S. dollar exchange rate applicable on the relevant date as reported by the Reserve Bank of Australia.

			High per share	Low per share
	High per	Low per	of common	of common
	CDI	CDI	stock	stock
Period	(A$)	(A$)	(US$)	(US$)

Fiscal Year 2018:
First Quarter	0.61	0.33	1.82	0.98
Second Quarter	0.44	0.08	1.01	0.17
Third Quarter	0.14	0.08	0.29	0.17
Fourth Quarter (through October 30, 2018)	0.11	0.07	0.24	0.14

Fiscal Year 2017:
First Quarter	1.27	0.73	2.78	1.68
Second Quarter	0.93	0.65	2.14	1.49
Third Quarter	0.83	0.60	1.98	1.42
Fourth Quarter	0.83	0.65	1.96	1.48

Fiscal Year 2016:
First Quarter	1.34	1.02	2.83	2.17
Second Quarter	1.15	0.78	2.66	1.74
Third Quarter	1.49	0.90	3.40	2.03
Fourth Quarter	1.45	0.99	3.34	2.22

SELLING STOCKHOLDERS

Private Placement

On August 2, 2018, we entered into a Class A Common Stock Purchase Agreement (the “Purchase Agreement”) with certain funds affiliated with Vivo Ventures and Mr. Barry Cheskin, pursuant to which we agreed to issue and sell an aggregate of 20,441,183 shares (equivalent to 61,323,549 CDIs) at a purchase price of US$0.167 per share (the “Private Placement”).

On August 30, 2018, we issued 20,142,123 shares to the Vivo Ventures Fund at initial closing of the Private Placement. On October 25, 2018, we issued 299,060 shares to Mr. Cheskin at second closing of the Private Placement, following receipt of stockholder approval to the issue of the shares to Mr. Cheskin as required by the ASX Listing Rules.

Pursuant to the Purchase Agreement, we agreed to file the registration statement of which this prospectus is a part to cover the resale of the shares issued to the selling stockholders.

We are registering the resale of the 20,441,183 shares issued pursuant to the Purchase Agreement to permit the selling stockholders identified above (and again below), or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by each selling stockholder of up to the total number of shares of common stock issued to such selling stockholder pursuant to the Purchase Agreement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the 20,441,183 shares issued in the Private Placement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Purchase Agreement, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may sell some, all or none of its shares. We do not know how long the selling stockholder swill hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the name of the selling stockholders, the number and percentage of shares our common stock beneficially owned by the selling stockholders as of October 26, 2018, the number of shares that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or dispositive power within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned after the offering is based on 186,149,950 shares of common stock outstanding as of October 26, 2018. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders named in this table have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

	Prior to the Offering			After Offering
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered (3)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Private Placement Shares
Vivo Ventures Fund (1)	36,984,282	19.9%	20,142,123	16,842,159	9.0%
Barry Cheskin, Chairman of the Board	922,483(2)	*	299,060	623,423(2)	*

(1)    Vivo Ventures Fund includes Vivo Venture Fund VII L.P. (“Vivo VII”) and Vivo Ventures VII Affiliates Fund L.P. (“Vivo Affiliates VII”). Vivo Ventures VII, LLC (“Vivo Ventures VII”) is the sole general partners of Vivo VII and Vivo Affiliates VII. The managing members of Vivo Ventures VII are Drs. Albert Cha, Edgar Engleman, Frank Kung, Chen Yu and Mr. Shan Fu, each of whom may be deemed to have shared voting and dispositive power of the shares and CDIs held by Vivo VII and Vivo Affiliates VII. The address for Vivo Ventures Fund is 505 Hamilton Ave #207, Palo Alto, CA 94301.

(2) Includes 475,905 shares subject to options exercisable within 60 days of October 26, 2018. The address for Mr. Cheskin is c/o AirXpanders, Inc., 3047 Orchard Parkway, San Jose, CA, 95134.

(3) The number of shares offered hereby, for each selling stockholder, consists solely of the Private Placement Shares issued pursuant to the Purchase Agreement.

*less than 1%

Relationships with the Selling Stockholders

Mr. Albert Cha, a managing member of Vivo Ventures was a member of the Board of Directors of AirXpanders until May 2016. Mr. Cha did not stand for re-election at the 2016 Annual Meeting.

Mr. Barry Cheskin is our non-executive Chairman and a member of the board of directors. Pursuant to ASX Listing Rule 10.11, the issuance of the shares to Mr. Cheskin under the Private Placement was contingent on our obtaining the stockholder approval of the issuance, which was obtained on October 24, 2018 (U.S. Time).

 DESCRIPTION OF CAPITAL STOCK

The total number of shares of capital stock that we have authority to issue is 610,000,000, consisting of 600,000,000 shares of Class A Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following summary of certain provisions of our capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and the Bylaws, each of which is included as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Class A Common Stock

The following is a summary of the material rights of our Class A Common Stock as set forth in our certificate of incorporation and bylaws.

Transfer Agent. The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A. Its address is 250 Royal Street, Canton, Massachusetts 02021.

Voting Rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. The certificate of incorporation and by-laws do not provide for cumulative voting rights in connection with election of directors unless, at the time of such election, AirXpanders is subject to Section 2115(b) of the California General Corporation Law.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of outstanding shares of Class A Common Stock may receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. AirXpanders has never issued a dividend on shares of its Class A Common Stock and has no intention to do so in the future.

Liquidation. In the event of liquidation, dissolution or winding up of AirXpanders, the assets legally available for distribution shall be distributed ratably to the holders of shares of Class A Common Stock and preferred stock, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of Class A Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of the holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that AirXpanders may designate and issue in the future.

Fully Paid and Nonassessable. All outstanding shares of Class A Common Stock are fully paid and nonassessable.

CDIs

In order for our shares of common stock in the form of CDIs to trade electronically on the ASX, we participate in the electronic transfer system known as the Clearing House Electronic Subregister System, or CHESS, operated by ASX Settlement Pty Limited, or ASX Settlement. ASX Settlement provides settlement services for ASX markets to assist participants and issuers to understand the operation of the rules and procedures governing settlement facilities. The ASX Settlement Operating Rules form part of the overall listing and market rules which we are required to comply with as an entity listed on ASX.

CHESS is an electronic system which manages the settlement of transactions executed on ASX and facilitates the paperless transfer of legal title to ASX quoted securities. CHESS cannot be used directly for the transfer of securities of companies domiciled in certain jurisdictions outside of Australia, such as the United States. Accordingly, to enable our shares of common stock to be cleared and settled electronically through CHESS, we have issued and will continue to issue depositary interests called CDIs.

CDIs confer the on the CDI holder the beneficial ownership in the shares of common stock, with three CDIs representing an interest in one share. The legal title to such shares is held by CHESS Depositary Nominees Pty Limited, a subsidiary of ASX Limited, which acts as our Australian depositary and issues the CDIs.

A holder of CDIs who does not wish to have their trades settled in CDIs may request that their CDIs be converted into shares of common stock, in which case legal title to the shares of common stock will be transferred to the holder of CDIs.

The transfer agent and registrar for our CDIs (known in Australia as a ‘securities registry’) is Computershare Investor Services Pty Limited (CDI Registry). Its address is GPO Box 505, Melbourne, Victoria 3001, Australia and its telephone number is 1300 850 505 (within Australia) or +61 3 9415 4000 (outside of Australia).

SHARES ELIGIBLE FOR FUTURE SALE

 As of September 30, 2018, approximately 185,850,890 shares of our common stock are outstanding. All of these shares are freely tradable without restriction under the Securities Act except for any shares held at any time by any of our “affiliates,” as that term is defined under Rule 144 promulgated under the Securities Act. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time.

As of September 30, 2018:

•	4,805,427 shares of our common stock are subject to options to acquire shares of our common stock;

•	1,710,556 shares of our common stock are subject to warrants to acquire shares of our common stock; and

•	all shares of our common stock are freely tradeable or could be sold pursuant to Rule 144.

Rule 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months, or hold unrestricted shares, but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of our common stock then outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, to permit the resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may, from time to time, sell any or all of its shares of common stock covered hereby in one or more transactions on the Australian Securities Exchange (in the form of CDIs) or on any other stock exchange, market or trading facility on which the shares may be traded from time to time, or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

A selling stockholder may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

A selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholder, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

There can be no assurance that any selling stockholders will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF COMMON STOCK

The validity of the common stock being offered hereby has been passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017 incorporated in this Prospectus by reference from the AirXpanders, Inc. Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to AirXpanders, Inc.’s ability to continue as a going concern, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the resale of the common stock the selling stockholders is offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by the selling stockholders under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including AirXpanders. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.airxpanders.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-55781):

1.	Our annual report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”), filed with the SEC on February 28, 2018;

2.	The information specifically incorporated by reference in the Form 10-K from our proxy statement filed on Schedule 14A, filed with the SEC on April 30, 2018;

3.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018;

4.	Our quarterly report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on July 31, 2018;

5.	Our quarterly report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on October 31, 2018;

6.

Our current reports on Form 8-K filed with the SEC on February 20, 2018, April 9, 2018 (other than Item 2.02), April 11, 2018, April 20, 2018, May 2, 2018,

May 23, 2018, June 12, 2018, and August 8, 2018; and

7.	The description of our common stock contained in our Form 10/A, filed on July 17, 2017, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. These documents may also be found on, or accessible through, our website; other than these documents filed with the SEC and incorporated in the prospectus, the information on our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AirXpanders, Inc.

Level 13, 41 Exhibition St

Melbourne VIC 3000

Attn: Australian Secretary

Telephone: 0410 442 393

or

AirXpanders, Inc.

3047 Orchard Parkway

San Jose, CA 95134

(650) 390-9000

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$350
Accounting fees and expenses	$10,000
Legal fees and expenses	$35,000
Printing and miscellaneous fees and expenses	$4,650
Total	$50,000

Item 14. Indemnification of Directors and Officers

As permitted under Delaware General Corporation Law, the Registrant indemnifies its officers and directors for certain events or occurrences that happen by reason of their relationships with, or position held at the Registrant. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of our directors and officers to the maximum extent permitted by Delaware General Corporation Law.

The Registrant has obtained and maintains director and officer liability insurance to indemnify its directors and officers against various liabilities its directors and officers may incur in his or her capacity as such. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that it will indemnify and advance expenses to any of its directors and officers who, by reason of the fact that he or she is one of the Registrant’s officers or directors, is involved in a legal proceeding of any nature. The Registrant will repay certain expenses incurred by a director or officer in connection with any civil, criminal, administrative or investigative action or proceeding, including actions by the Registrant in the Registrant’s name. Such indemnifiable expenses include, to the maximum extent permitted by law, advancement expenses, attorney’s fees, judgments, fines, settlement amounts and other expenses reasonably incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests.

The Registrant has entered into indemnification agreements with its officers and directors to the extent permitted by law and the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the Registrant has been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Since October 30, 2015, we have issued the following securities that were not registered under the Securities Act:

1.       From October 30, 2015, to October 30, 2018, we granted stock options to purchase an aggregate of 6,013,575 shares of common stock at exercise prices ranging from $0.22 to $2.92 per share to a total of 178 employees, consultants and directors under our 2015 Equity Incentive Plan, in each case other than pursuant to our registration statements on Form S-8 filed with the Securities and Exchange Commission on August 11, 2017, and May 3, 2018.

2.       Of these options referred to in paragraph 1 immediately above, we issued 484,779 shares upon exercise of such options, which exercises were not pursuant to our registration statements on Form S-8 filed with the Securities and Exchange Commission on August 11, 2017, and May 3, 2018.

3.       In June 2016, we issued 8,771,930 shares of Common Stock in connection with an equity offering on the ASX. Our cash proceeds were approximately $14.1 million, net of issuance costs of approximately $0.7 million. Our lead manager was the Australian Underwriter.

4.       In February 2017, we issued 16,304,348 shares of Common Stock in connection with an equity offering on the ASX. We raised a total of $32.6 million, net of issuance costs of approximately $1.5 million. Our lead manager was the Australian Underwriter.

5.       In August 2017, we issued 277,778 warrants to purchase Common Stock at an exercise price of $1.62 per share in connection with $15.0 million loan agreement.

6.       In April 2018, we issued 277,778 warrants to purchase Common Stock at an exercise price of $0.32 per share in connection with the second amendment to the loan and security agreement to the $15.0 million loan and security agreement.

7.       In June 2018, we issued 116,476 shares of Common Stock in connection with the net exercise of 119,317 warrants to purchase Common Stock at an exercise price of $0.005 per share, for an aggregate exercise price of $597.

8.       In August 2018, we issued 937,500 warrants to purchase Common Stock at an exercise price of $0.15 per share in with the fourth amendment to the loan and security agreement to the $15.0 million loan and security agreement.

9.        In August 2018, we issued 20,142,123 shares to the Vivo Ventures Fund at initial closing of the Private Placement. We raised a total of $3.3 million.

10.      In October 2018, we issued 3,333 shares of Common Stock in connection with the net exercise of 5,000 warrants to purchase Common Stock at an exercise price of $0.05 per share, for an aggregate exercise price of $250.

11.      In October 2018, we issued 299,010 shares of Common Stock in connection with the second closing of a private placement. We raised a total of $50,000.

The offers, sales and issuances of the securities described in paragraphs 1 and 2 above were deemed to be exempt from registration under the Securities Act under Rule 701 promulgated under the Securities Act as offers and sale of securities pursuant to certain compensatory benefit plans and contracts relating to compensation in compliance with Rule 701.

The offers, sales, and issuances of the securities described in paragraphs 3 and 4 above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering or Regulation S as an offering made outside the United States. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

The offers, sales, and issuances of the securities described in paragraphs 5, 6, 8, 9 and 11 above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of its recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

The offers, sales, and issuances of the securities described in paragraphs 7 and 10 above were deemed to be exempt from registration under the Securities Act in reliance on Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation	10-12G	000-55781	3.1	May 1, 2017
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-Q	000-55781	3.2	October 31, 2018
3.3	Amended and Restated By-Laws	10-12G	000-55781	3.2	May 1, 2017
4.1	Reference is made to Exhibits 3.1 3.2 and 3.3
4.2	Class A Common Stock Purchase Agreement, dated August 2, 2018, between AirXpanders, Inc. and the purchasers set forth on the Schedule of Purchasers	S-1	333-226535	4.7	August 2, 2018
5.1	Opinion of Cooley LLP.					X
10.1	2005 Equity Incentive Plan, as amended	10-12G	000-5578	10.1	May 1, 2017
10.2	Form of 2005 Equity Incentive Plan Stock Option Agreement	10-12G	000-5578	10.2	May 1, 2017
10.3	2015 Equity Incentive Plan and Australian Sub-Plan, as amended	10-12G	000-5578	10.3	May 1, 2017
10.4	Form of 2015 Equity Incentive Plan Stock Option Agreement	10-12G	000-5578	10.4	May 1, 2017
10.5	License Agreement, dated March 9, 2005, between AirXpanders, Inc. and Shalon Ventures, Inc.	10-12G	000-5578	10.7	May 1, 2017
10.6	First Amendment to License Agreement, dated March 9, 2009, between AirXpanders, Inc. and Shalon Ventures, Inc.	10-12G	000-5578	10.8	May 1, 2017
10.7	Second Amendment to License Agreement, dated January 9, 2012, between AirXpanders, Inc. and Shalon Ventures, Inc.	10-12G	000-5578	10.9	May 1, 2017
10.8	Third Amendment to License Agreement, dated January 15, 2014, between AirXpanders, Inc. and Shalon Ventures, Inc.	10-12G	000-5578	10.10	May 1, 2017
10.9	Standard Industrial Lease, dated July 14, 2010, between AirXpanders, Inc. and McCandless Limited	10-12G	000-5578	10.11	May 1, 2017
10.10	First Amendment to Lease, dated May 1, 2013, between AirXpanders, Inc. and McCandless Limited	10-12G	000-5578	10.12	May 1, 2017
10.11	Second Amendment to Lease, dated July 1, 2015, between AirXpanders, Inc. and McCandless Limited	10-12G	000-5578	10.13	May 1, 2017
10.12	Form of Indemnity Agreement between AirXpanders, Inc. and each of its directors and executive officers	10-K	000-5578	10.12	February 28, 2018
10.13*	Manufacturing and Supply Agreement, dated January 4, 2017, between AirXpanders, Inc. and Vention Medical Costa Rica, S.A.	10-12G/A	000-5578	10.15	June 16, 2017
10.14	Loan and Security Agreement between Registrant and Oxford Finance LLC dated August 4, 2017	10-Q	000-5578	10.1	August 9, 2017

10.15	Warrants to Purchase Common Stock issued to Oxford Finance LLC on August 4, 2017	10-Q	000-5578	10.2	August 9, 2017
10.16	Offer Letter, as amended and restated on November 6, 2017, between AirXpanders, Inc. and Scott Murcray	10-Q	000-5578	10.3	November 9, 2017
10.17	Offer Letter, as amended and restated on November 21, 2017, between AirXpanders, Inc. and Scott Dodson	10-K	000-5578	10.17	February 28, 2018
10.18	Waiver and First Amendment to Loan and Security Agreement between Registrant and Oxford Finance LLC dated November 9, 2017	10-K	000-5578	10.18	February 28, 2018
10.19	Waiver and Second Amendment to Loan and Security Agreement between Registrant and Oxford Finance LLC dated April 26, 2018	10-Q	000-5578	10.1	July 31, 2018
10.20	Warrants to Purchase Common Stock issued to Oxford Finance LLC on April 26, 2018	10-Q	000-5578	10.2	July 31, 2018
10.21	Amendment to Offer Letter Agreement between Company and Mr. Scott Murcray to April 10, 2018	10-Q	000-5578	10.3	July 31, 2018
10.22	Separation Agreement between Company and Mr. Scott Dodson dated April 19, 2018	10-Q	000-5578	10.4	July 31, 2018
10.23	Letter between Company and Mr. Frank Grillo dated June 9, 2018	10-Q	000-5578	10.5	July 31, 2018
10.24	Third Amendment to Loan and Security Agreement between Company and Oxford Finance LLC dated June 5, 2018	10-Q	000-5578	10.6	July 31, 2018
10.25	Waiver and Fourth Amendment to Loan and Security Agreement between Company and Oxford Finance LLC dated July 30, 2018	10-Q	000-5578	10.7	July 31, 2018
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney is contained on the signature pages.					X

* Confidential treatment has been granted for certain portions of this exhibit. Omitted information has been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto

Item 17. Undertakings

The undersigned registrant hereby undertakes that:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 31, 2018.

AIRXPANDERS, INC.

By:	/s/ Scott Murcray
Scott Murcray
Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS , that each person whose signature appears below constitutes and appoints Frank Grillo and Scott Murcray, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/Frank Grillo
Frank Grillo	President, Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2018

/s/ Scott Murcray
Scott Murcray	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	October 31, 2018

/s/ Barry Cheskin
Barry Cheskin	Chairman and Director	October 31, 2018

/s/ Dennis Condon
Dennis Condon	Director	October 31, 2018

/s/ Gregory Lichwardt
	Director	October 31, 2018

/s/ Elizabeth Hammack
Elizabeth Hammack	Director	October 31, 2018

/s/ Zita Peach
Zita Peach	Director	October 31, 2018